AMENDED AND RESTATED
REVENUE SHARING AGREEMENT
(Oklahoma Royalty Funding)

This Amended and Restated Revenue Sharing Agreement (the "Agreement"), dated as of February ____, 2006, is entered into by and among Maxim TEP, Inc., a Texas corporation ("Maxim"), _______________, an individual investor ("Assignor").

RECITALS:

A. Assignor has invested the sum of _________ in Maxim (the "Investment") in return for (i) a 6.5% net royalty interest ("NRI") to be paid out of a maximum of $4 million per year (subject to adjustment as set forth below, and as it may be adjusted, the "Cap") of Maxim's Net Revenue (as defined below) received from production attributable to all oil and gas wells in which Maxim shall have a working interest (the "Wells"); and (ii) a warrant (the "Warrant") to purchase 3,658,833 shares of the Common Stock, $.00001 par value per share, of Maxim (the "Shares").

B. Maxim and Assignor entered into the original Revenue Sharing Agreement (the "Original Agreement") dated as of July 25, 2004 (the "Effective Date") to memorialize the terms and conditions applicable to the Investment, the payment of the NRI and the terms of the Warrant.

C. Assignor has assigned the Warrant to Investor and Assignor has indicated his desire to assign the NRI, as described in the Original Agreement, to the Investor, and Maxim has indicated its willingness to consent to the assignment.

D. Assignor, Investor and Maxim have agreed to amend the Original Agreement to provide for the quarterly payment by Maxim of the NRI, and the delay by one year of the decline of the NRI.

Now, therefore, in consideration of the foregoing and the mutual covenants contained in this Agreement, Maxim and Investor hereby agree as follows:

AGREEMENTS:

1. The Assignment and Amendment.

(a) Assignor hereby assigns to Investor, and Investor hereby accepts the assignment, of all of Assignor's right, title and interest in the Original Agreement.

(b) By its signature to this Agreement, Maxim hereby signifies its consent, pursuant to Section 3(a) of the Original Agreement, to the assignment of the Original Agreement to Investor, and from and after the date of this Agreement agrees to treat Investor as the Investor under the Agreement for all purposes.

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(c) Maxim and Investor agree to amend Section 1(b) of the Original Agreement to provide for the quarterly payment of the NRI, and to amend Section 1(c) of the Original Agreement to provide for the NRI to start declining on January 1, 2007 rather than January 1, 2006.

(d) Except as provided in (c) above, all other terms of the Original Agreement shall remain unchanged and in full force and effect.

(e) As so amended, the Original Agreement is hereby restated in its entirety as follows:

2. The NRI.

(a) The NRI payments shall be calculated as follows:

(i) As a working interest owner in the Wells, Maxim will receive a portion of the proceeds from the sale of oil and gas production from the Wells (the "Maxim Share").

(ii) The Maxim Share will reflect deductions made by the operator of the Wells to cover (a) drilling, completion and production costs, (b) marketing costs, (c) transportation costs, (d) treating and processing costs, (e) royalty payments to mineral owners, (f) working interest payments to other working interest owners, and (g) other reasonable and necessary costs associated with the exploration, production and marketing of the oil and gas from the Wells (collectively, the "Expenses").

(iii) To the extent that Maxim must pay any of the Expenses directly, such payments will also be deducted from the gross amount received by Maxim to determine the Maxim Share (the net proceeds to Maxim after the deductions set forth in paragraphs (ii) and (iii) shall be referred to herein as "Maxim's Net Revenue").

(iv) Investor will be entitled to receive a share of the production revenue equal to Maxim's Net Revenue, up to the Cap, multiplied by the percentage of the NRI (the "Revenue Interest").

(b) Maxim agrees to pay Investor the Revenue Interest quarterly as and when Maxim receives payments for Maxim's Net Revenue, with each Revenue Interest payment being made quarterly no later than thirty (30) days after Maxim receives payments constituting Maxim's Net Revenue. Investor acknowledges and agrees that Maxim is not the operator of the Wells and therefore does not control the timing of payments for the sale of production from the Wells. Maxim shall have no liability whatsoever to pay Investor for the Revenue Interest unless and until Maxim receives payment constituting Maxim's Net Revenue. Investor shall be responsible for all taxes attributable to the Revenue Interest paid to Investor.

(c) Maxim agrees to pay Investor the Revenue Interest provided in this Agreement for as long as Maxim receives payments constituting Maxim's Net Revenue attributable to the production of oil and gas from the Wells; provided that the Cap shall be reduced by 2.5% on each January 1 during the term of this Agreement commencing January 1, 2007, until the Cap

equals zero (0), at which time this Agreement will terminate and be of no further force and effect.

(d) Investor and Maxim both acknowledge and agree that this Agreement does not constitute an assignment of a "Net Royalty Interest" in the Wells or a "Royalty Interest" in the Wells as those phrases are commonly use in the oil and gas industry. Instead, this Agreement is a contractual agreement whereby Maxim will share with Investor a portion of the revenue that Maxim receives from the production of oil and gas from the Wells. Therefore, Investor and Maxim further acknowledge and agree that this Agreement does not constitute a real property interest and will not be recorded in the real property records of any county.

3. The Warrant.

(a) The parties hereto acknowledge that a Warrant to purchase 3,658,833 Shares in the form attached hereto as Exhibit A, and registration rights with respect thereto pursuant to the terms of the Registration Rights Agreement in the form attached hereto as Exhibit B have been assigned by Assignor to Investor.

(b) Investor makes the following representations to Maxim:

(i) By executing this Agreement, Investor confirms that it has had the opportunity to review and question representatives of Maxim about the Private Placement Memorandum and the Business Plan prepared by Maxim (collectively, the "Financial Information") before making the Investment and accepting the Warrant.

(ii) The Financial Information contains forward-looking statements that reflect Maxim's future expectations for the performance of Maxim and the Wells. These forward-looking statements are only predictions. Such statements, estimates and forward-looking projections reflect various assumptions of Maxim's management and independent engineers that may or may not prove to be correct and involve various risks and uncertainties. Although Maxim believes that the expectations reflected in the forward-looking statements are reasonable, Maxim cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither Maxim nor any other person assumes responsibility for the accuracy and completeness of Maxim's forward-looking statements, and no representation or warranty of any kind is given with respect to the accuracy of such projections. These forward-looking statements are based on current expectations, and Maxim assumes no obligation to update this information.

(iii) Further, the Investment involves a high degree of risk, and should be considered only by persons who can afford to sustain a total loss of their investment. The Financial Information does not purport to be all-inclusive or contain all information that an investor may desire in investigating Maxim and/or the Wells. In making the decision whether to make the Investment, Investor must rely on its own examination of Maxim and/or the Wells, as well as the advice of his or her own personal legal, tax and investment advisors. Neither the Warrant nor the Shares have been registered under the Securities Act of 1933 or the applicable securities laws of any state, and the Warrant is being offered and sold in reliance on exemptions from the registration requirements of these laws. The Warrant has not been approved or

disapproved by the Securities and Exchange commission, any state securities commission or other regulatory authority, nor have any of these authorities passed upon or endorsed the merits of this offer or the accuracy or adequacy of this notice.

(iv) Investor represents and warrants to Maxim that Investor is acquiring the Warrant solely for its own account for investment, and not with the view to, or for resale in connection with, any distribution thereof in violation of the Securities Act of 1933. The Warrant is subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act of 1933, as amended, and applicable state securities laws, pursuant to registration or exemption from these laws. Investor further represents and warrants to Maxim that Investor is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933; and (A) Investor's financial situation is such that Investor can afford to bear the economic risk of investing in Maxim for an indefinite period of time, (B) Investor can afford to suffer complete loss of the Investment, (C) Investor's knowledge and experience in financial and business matters are such that Investor is capable of evaluating the merits and risks of the Investment, and (D) Investor understands all the risks related to making an investment such as the Investment. In determining whether to make the Investment, Investor has not relied on any statements, representations or warranties (whether written or oral) by Maxim.

4. Miscellaneous.

(a) Investor may not assign this Agreement without the prior written consent of Maxim. This Agreement shall be binding upon, and inure to the benefit of, the parties and their successors and permitted assigns.

(b) This Agreement shall be construed, interpreted and governed by the laws of, the State of Texas without giving effect to any conflicts of law principles. EACH PARTY WAIVES ITS RESPECTIVE RIGHT TO ANY JURY TRIAL WITH RESPECT TO ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover documented costs and reasonable attorney's fees from the other party.

(c) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and cancels all previous and contemporaneous agreements and commitments with respect to the subject matter hereof. No provisions of this Agreement may be waived, changed, terminated, modified or discharged, orally or otherwise, except by a writing of subsequent date hereto which is executed by a party against whom the waiver, charge, termination, modification or discharge is sought to be enforced. Neither the course of conduct between the parties nor trade usage will act to modify or alter the provisions of this Agreement.

(d) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually, or taken together, shall bear the signatures of all of the parties reflected hereon as

signatories. Execution may be effected by delivery of facsimiles of signature pages (and the parties shall follow such delivery by prompt delivery of originals of such pages).

(e) In the event any provision hereof, or the application thereof in any circumstances, is held to be invalid, illegal, or unenforceable by a final or unappealable order, decree, or judgment of any court, the provision in question shall be deemed replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision within the jurisdiction of such court and the Agreement shall otherwise remain in full force and effect in such jurisdiction and in its entirety in other jurisdictions.

(f) The parties covenant and agree on behalf of themselves, their successors, and their assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents, and statements, and to take such other action as may be required by law or reasonably necessary to effectively carry out the purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Effective Date.

Assignor

By:______________________________

Name:

Address for Assignor:

____

____

Fax: ____________________

E-mail: ____________________

Maxim TEP, Inc.

By:______________________________

Name: Dan Williams
Title: President & CEO

Address for Maxim TEP, Inc.
9400 Grogan's Mill Road, Suite 205
The Woodlands, Texas 77380

Fax: (281) 466-1522
E-mail: dan@maximtep.com
Attn: Dan Williams

Investor

By:______________________________

Name:

Address for Investor:

____

____

Fax: ____________________

E-mail:____________________